	ASSIGNMENT AND AMENDMENT TO FACTORING AGREEMENT

	BY THIS ASSIGNMENT, dated this 8th day of October, 1996, NETWEAVE CORPORATION, a Delaware corporation, with offices at 2006 Chancellor Street, Philadelphia, Pennsylvania, 19103 (hereinafter referred to as "NWC") hereby assigns, sells, and transfers to NETWEAVE CORPORATION (EUROPE) LIMITED, with offices at Raines House, Denby Dale Road, Wakefield, WF1 1HR, England (hereinafter referred to as "NWE"), all of its right, title, interest, obligations, and duty of performance under a certain Factoring Agreement dated July 18, 1996, by and between Vertex Industries, Inc., (hereinafter referred to as "Vertex") and NWC. By accepting this Assignment, NWE agrees to assume and perform all duties and obligations that NWC has under said Factoring Agreement. It is acknowledged by the parties that this Assignment and Amendment is for the purpose of clarifying the intention of the July 18, 1996, Factoring Agreement. This Assignment and Amendment shall be deemed effective and retroactive to July 18, 1996.

	I.	Amendments to Factoring Agreement:


"Section 2.1 shall be amended to and read in its entirety as follows:"

2.1 NWE hereby assigns absolute ownership and title of all its accounts receivable, which NWE represents are set forth on the attached Schedule
"A", which is hereby incorporated herein, to Vertex Industries, Inc.
Each invoice/receivable factored by Vertex shall be specifically delineated as such on Schedule "A". When any further invoices are issued by NWE, they shall be immediately added to Schedule "A". Vertex shall be notified of any change in Schedule "A" in writing within five (5) days of any change. It is the responsibility of NWE to maintain a current and up-to-date
Schedule "A". In the event Vertex agrees to factor additional invoices/receivables, such invoices/ receivables shall be immediately delineated as factored by Vertex on Schedule "A", which must then be signed by the President of Vertex and at least one Board of Director of NWE.

"Section 2.2 shall be amended to and read in its entirety as follows:"

2.2	 For convenience only, Vertex agrees that written notice of this
Factoring Agreement will not be sent to any client or customer of NWE and that all payments on open accounts may be sent to NWE in the ordinary course of business. NWE agrees, however, that all such funds, whether or not factored by Vertex, received from its customers shall be placed in separate trust accounts for the benefit of Vertex. It is acknowledged and agreed that the separate trust accounts are differentiated for the sole purpose of accepting various currencies from different countries and that each trust fund account number shall be immediately provided to Vertex. The trust accounts must be at Barclay's Bank in Cambolley, England. NWE agrees that all such funds received from its customers shall be received by NWE, if at all, as trust funds and not as funds of NWE. NWE shall receive checks, wire transfers, or the like, made payable to it from its customers, endorse them and/or forward and/or deposit the checks or funds directly into the applicable trust funds. Vertex shall be immediately informed in writing of the receipt of the funds.

It is specifically understood that the trust funds may not be commingled with the general funds of NWE (NWE's operating accounts).

" Section 2.3 shall be amended and shall read as follows:"

2.3 Vertex shall remit to the NWE operating accounts, the net proceeds of all receivables as that term is defined in Section 4 below, subject to the application of the net proceeds to any amount then due Vertex which remains unpaid. Vertex shall remit from the trust accounts to the NWE operating accounts all unfactored receivables within five (5) days of receipt of funds, provided that Vertex is provided with documentation acceptable to Vertex that the "Fixed and Floating Charge" referred to in Section 2.4, providing Vertex with a security interest in NWE's assets, receivables, and monies superior to any and all other NWE creditors, with the exception of payroll, inland revenue, and value added tax, remains valid and in full force and effect.

"Section 2.4 shall be amended and shall read as follows:"

2.4	 As further assurance that all amounts factored shall be paid to
Vertex, NWE shall grant Vertex a security interest in all of the assets, receivables, and monies of NWE, less the value added tax and shall from time to time execute such documents necessary to give effect to such security agreement. NWE shall immediately register a "Fixed and Floating Charge", as that term is defined by the laws of England, in favor of Vertex with Barclay's Bank and any and all other necessary authorities. It is the understanding and intent of the parties that the "Fixed and Floating Charge" shall provide Vertex with a security interest in the assets, receivables, and monies of NWE superior to all other NWE creditors, with the exception of payroll, inland revenue, and value added tax.

Upon Vertex's ceasing to factor any invoices/receivables of NWE, with the intent of the parties hereto being that Vertex shall no longer factor invoices/receivables of NWE, and upon Vertex having received all monies to which it is entitled to under this Assignment and Amendment to Factoring Agreement, Vertex shall, at the request of a majority of the Board of Directors of NWE, execute any and all documents necessary to terminate Vertex's security interest in the assets, receivables and monies of NWE, including the termination of the "Fixed and Floating Charge".

"Section 3, Payments, shall be amended and shall read as follows:"

3. Payments: NWE shall indicate on its invoices that payments shall be made to the NWE trust accounts which are for the benefit of Vertex.
Vertex shall have complete authority to direct Barclay's Bank to remit all monies in said trust accounts, to which Vertex is entitled, to Vertex in United States funds at Barclay's Bank, New York, New York." NWE shall assume the risk of all changes in currency exchange rates. Specifically, NWE guarantees that Vertex shall receive all amounts due to it under the Factoring Agreement and this Assignment and Amendment thereto, in United States currency.

"Section 4, Net Proceeds, shall be amended and shall read as follows:"

4. Net Proceeds: Net proceeds are those monies paid to NWE upon Vertex's acceptance of the invoice, less the value added tax. Net proceeds may be up to 85% of the face value of the invoice, less credits and discounts granted to the customer, subject to Vertex's approval.

II.     Acceptances:

	(i)	Netweave Corporation hereby accepts the foregoing Assignment and Amendment, agrees to remain legally bound by its obligations under the July 18, 1996 Factoring Agreement, this Assignment and Amendment and agrees to perform all of its duties and obligations thereunder.
Netweave Corporation further agrees to indemnify and hold Vertex
Industries, Inc., harmless for any liability arising out of the performance or non-performance of the duties and obligations of Netweave Corporation (Europe) Limited.

Dated this 8th day of October, 1996.
                                     NETWEAVE CORPORATION
                                     BY:  s/W. H. Highleyman
                                     WILBUR HIGHLEYMAN, CHAIRMAN


	(ii)	Netweave Corporation (Europe) Limited hereby accepts the
foregoing Assignment and Amendment to the July 18, 1996 Factoring Agreement, and agrees to assume and perform all duties and obligations thereto to the same extent as if it had been an original party thereto.
 Netweave Corporation (Europe) Limited further agrees to indemnify and hold Vertex Industries, Inc., harmless for any liability arising out of the performance or non-performance of its duties and obligations.

Dated this 8th day of October, 1996.
                                     NETWEAVE CORPORATION (EUROPE) LIMITED
                                     BY: s/ Michael Woods
                                     MICHAEL WOOD, DIRECTOR

	(iii) Vertex Industries, Inc., hereby accepts the foregoing Assignment and Amendment to the July 18, 1996 Factoring Agreement. It is specifically understood that Vertex Industries, Inc., does not release Netweave Corporation from any and all duties and obligations which it may have under the July 18, 1996, Factoring Agreement and any Assignment and Amendment thereto.

Dated this  8th day of October, 1996.
                                     VERTEX INDUSTRIES, INC.
                                     BY: s/ Ronald C. Byer
                                     RONALD C. BYER, PRESIDENT

UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS OF NETWEAVE CORPORATION

	The Board of Directors of Netweave Corporation, having duly met pursuant to a special meeting of the Board on October 8th, 1996, and the Board having duly discussed an Assignment of a certain Factoring
Agreement dated July 18, 1996, by and between Vertex Industries, Inc., and Netweave Corporation, and an Amendment thereto, it is hereby,

RESOLVED:
	1.	Netweave Corporation shall assign all of its right, title and interest to and in said Factoring Agreement to Netweave Corporation
(Europe) Limited, as amended pursuant to an Assignment and Amendment of said Factoring Agreement, attached to this Resolution.
	2.	It is further resolved that Netweave Corporation shall remain responsible for any and all obligations and duties pursuant to the terms of the July 18, 1996 Factoring Agreement, and its Assignment and
Amendment.

UNANIMOUSLY consented to by:

                                     s/ W. H. Highleyman
                                     WILBUR HIGHLEYMAN

                                     s/ Ronald C. Byer, Jr.
                                     RONALD C. BYER, JR.

                                     s/ Ron Hopson
                                     RON HOPSON

UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS OF
                       NETWEAVE CORPORATION (EUROPE) LIMITED

	The Board of Directors of Netweave Corporation (Europe) Limited, having duly met pursuant to a special meeting of the Board held on October 8th, 1996, and the Board having duly discussed an Assignment of a certain Factoring Agreement dated July 18, 1996, by and between Vertex Industries, Inc., and Netweave Corporation, and an Amendment thereto, it is hereby,

RESOLVED:

	1.	That Netweave Corporation (Europe) Limited shall accept the
Assignment and Amendment of said Factoring Agreement, which is attached to this Resolution, and agrees to assume and perform all duties and obligations under said Factoring Agreement, its Assignment and Amendment thereto, to the same extent as if Netweave Corporation (Europe) Limited had been an original party thereto.  Netweave Corporation (Europe)
Limited shall indemnify and hold Vertex Industries, Inc., harmless for any liability arising out of the performance or non-performance of its duties and obligations thereunder.
	2.	That the Board specifically authorizes Michael Wood to open
the trust accounts as contemplated in the Assignment and Amendment to the July 18, 1996 Factoring Agreement, and to further open operating accounts on behalf of Netweave Corporation (Europe) Limited, all of which accounts shall be opened at Barclay's Bank in Cambolley, England.
 Pursuant to the terms of the Assignment and Amendment to the Factoring Agreement, such information shall be immediately disclosed to Vertex Industries, Inc.

UNANIMOUSLY consented to by:



                                                s/ Michael Wood
						MICHAEL WOOD

						s/ W. H. Highleyman
						WILBUR HIGHLEYMAN

						s/ Ronald C. Byer, Jr.
						RONALD C. BYER, JR.